Exhibit 99.1

    Contacts: Rob Stewart
Investor Relations
Tel. (949) 480-8300
Fax. (949) 480-8301
FOR RELEASE
July 20, 2006

ACACIA RESEARCH REPORTS SECOND QUARTER
FINANCIAL RESULTS

Newport Beach, Calif. - (BUSINESS WIRE) - July 20, 2006 - Acacia Research Corporation (Nasdaq: ACTG; CBMX) today reported results for the three months ended June 30, 2006. Acacia Research Corporation comprises two operating groups, the Acacia Technologies group and the CombiMatrix group.

“Acacia Technologies’ revenues for the second quarter increased to $14,371,000 compared to $2,682,000 in the year ago period.  Trailing 12-month revenues increased to $34,117,000 compared to $22,428,000 as of the end of the first quarter of 2006.  Acacia Technologies reported GAAP net income of $1,191,000 or $0.04 cents per share, including non-cash patent amortization and non-cash stock compensation charges totaling $2,215,000. Cash and short-term investments increased by $3,050,000 from the previous quarter to $40,715,000. We continue to expect significant growth in 2006 annual revenues compared to 2005,” commented Acacia Chairman and CEO, Paul Ryan.

“In the second quarter, Acacia generated revenues from 27 new licensing agreements, covering 9 different licensing programs, including licenses of our Laptop Connectivity technology to IBM, our Multi-Dimensional Bar Code technology to Intel and U.S. Bank National Association, our Resource Scheduling technology to Cerner, McKesson and Siemens, our Audio/Video Enhancement & Synchronization and Image Resolution technology to Philips Electronics and initial licenses, for two new licensing programs, to Brooks Automation for our Dynamic Manufacturing Modeling technology and MathSoft for our Product Activation technology.

“Acacia Technologies also acquired control of 5 new patent portfolios in the second quarter and now controls 46 patent portfolios.  Our licensing success continues to grow and is increasing opportunities for partnering with owners of patented technologies as we continue to build our leadership position in technology licensing,” concluded Mr. Ryan.

“The CombiMatrix group recognized revenues of $1,792,000 for the second quarter of 2006. Of this amount, $1,218,000 was product and service revenue and $574,000 was government contract revenue. Our sequential product and service revenue growth quarter over quarter was 24% relative to the first quarter of 2006 and over 111% relative to the second quarter of 2005. Our government revenues declined relative to the second quarter of 2005, due to anomalously high revenues during that quarter,” commented Amit Kumar, CEO and President of CombiMatrix Corporation.

“It is important to note that product revenues for the second quarter of 2006 also included $71,000 from our diagnostics subsidiary, CombiMatrix Molecular Diagnostics. Though modest, this is noteworthy since it represents the first revenue generated from our subsidiary for diagnostic product sales. CombiMatrix is among a handful of companies worldwide that have sold diagnostic microarray products. Our transition from R&D to commercial sales through the launch of new products and services should continue to drive revenue growth in the future,” concluded Dr. Kumar.

Acacia Research Corporation Consolidated Financial Results

For the Three Months Ended June 30, 2006 and 2005

Consolidated revenues for the second quarter of 2006 were $16,163,000 versus $4,539,000 in the comparable 2005 period. Second quarter 2006 revenues recognized by the Acacia Technologies group were $14,371,000 versus $2,682,000 in the comparable 2005 period. Second quarter 2006 revenues recognized by the CombiMatrix group were $1,792,000 versus $1,857,000 in the comparable 2005 period.

The second quarter 2006 consolidated net loss was $2,251,000 versus $5,417,000 in the comparable 2005 period. The second quarter 2006 net loss was comprised of net income for the Acacia Technologies group of $1,191,000 and a net loss of $3,442,000 for the CombiMatrix group.

The second quarter 2006 consolidated results included non-cash patent amortization, stock compensation and depreciation charges totaling $3,204,000 versus $1,891,000 in the comparable 2005 period. The increase in non-cash charges primarily reflects Acacia Research Corporation’s adoption of SFAS No. 123 (revised 2004), “Share-Based Payments,” (“SFAS No. 123(R)”), effective January 1, 2006, which requires public companies to measure all employee stock-based compensation awards using a fair-value method and record such expense in their consolidated financial statements. Consolidated stock compensation expense for the second quarter of 2006 totaled $1,362,000 ($193,000 included in research and development expense and $1,169,000 included in marketing, general and administrative expense). Acacia Research Corporation adopted SFAS No. 123(R) using the modified prospective method, which requires companies to apply SFAS No. 123(R) to stock based compensation awards granted after the adoption of SFAS No. 123(R), and to any portion of stock based compensation awards that were granted prior to the adoption of SFAS No. 123(R) and have not vested by the date that the company adopts SFAS No. 123(R). Accordingly, prior period financial statements have not been modified.

Second quarter 2006 consolidated results also included a non-cash gain of $1,490,000 related to the adjustment of the CombiMatrix group’s long-term warrant liability to fair value as of June 30, 2006 and a non-cash impairment charge of $297,000, recorded by the Acacia Technologies group, related to the write-off of certain patent related assets during the quarter.

Second quarter 2006 government contract costs (incurred solely by the CombiMatrix group) totaled $542,000 versus $1,209,000 in the comparable 2005 period. The decrease was due to an anomalously high level of activity under the CombiMatrix group’s biological threat detection contract with the Department of Defense during the second quarter of 2005. Second quarter 2006 internal research and development expenses were $2,182,000 (including non-cash stock compensation charges of $193,000) versus $1,415,000 in the comparable 2005 period. During the second quarter of 2006 and 2005, the CombiMatrix group continued internal research and development efforts to improve and expand the CombiMatrix group’s technology and product offerings. The increase in internal research and development expenses was due primarily to the impact of the CombiMatrix group’s wholly owned subsidiary, CombiMatrix Molecular Diagnostics, which was formed and began research and development activities in the second quarter of 2005.

Marketing, general and administrative expenses, including non-cash stock compensation charges, for the second quarter of 2006 were $6,670,000 versus $4,276,000 in the comparable 2005 period. Second quarter 2006 marketing, general and administrative expense included $1,169,000 in non-cash stock compensation expense versus $15,000 in the comparable 2005 period. Excluding the impact of the adoption of SFAS No. 123(R), the increase was due primarily to the addition of licensing, business development and engineering personnel for the Acacia Technologies group, an increase in the Acacia Technologies group’s patent related research and consulting expenses for new and ongoing licensing programs, and an increase in corporate, general and administrative costs related to the Acacia Technologies group’s ongoing operations. The change also reflects an increase in general and administrative expenses incurred by the CombiMatrix group in connection with the ongoing operations of CombiMatrix Molecular Diagnostics.

Operating expenses for the second quarter of 2006 and 2005 include inventor royalty expenses of $3,998,000 and $528,000, respectively, and contingent legal fees expenses of $3,849,000 and $592,000, respectively. The majority of the Acacia Technologies group’s patent and patent rights agreements are subject to agreements with inventors that contain provisions granting to the original patent owners the right to receive inventor royalties based on future net revenues, as defined in the respective agreements and are also subject to contingent legal fee arrangements with external law firms engaged on a contingent fee basis. As such, inventor royalties and contingent legal fees expenses fluctuate in accordance with the timing and amount of related revenues recognized by the Acacia Technologies group from these patent portfolios.

Financial Condition

Total consolidated assets were $108,685,000 as of June 30, 2006 compared to $121,434,000 as of December 31, 2005. Cash and cash equivalents and short-term investments on a consolidated basis totaled $50,691,000 as of June 30, 2006 compared to $59,173,000 as of December 31, 2005.

Controls and Procedures

Due to a revenue recognition issue with one of our license agreements, as of June 30, 2006, we concluded that we did not maintain effective controls over revenue recognition. Specifically, the controls over the evaluation of certain non-standard terms and conditions contained in certain of the Acacia Technologies group's license agreements were not effective to ensure that revenue was recognized in the proper period in accordance with generally accepted accounting principles. This control deficiency resulted in an audit adjustment to our preliminary interim consolidated financial statements for the quarter ended June 30, 2006. In addition, this control deficiency would have resulted in a misstatement of revenue that would have resulted in a material misstatement to our annual or interim consolidated financial statements that would not have been prevented or detected. Accordingly, we have determined that this control deficiency constitutes a material weakness. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

We performed additional analysis of our license agreements to ensure that revenue reported in our interim consolidated financial statements included herein was recognized in the proper period in accordance with generally accepted accounting principles.

Plan for remediation of material weakness.

In addition to the additional procedures performed in conjunction with the preparation of our second quarter 2006 financial statements to ensure our consolidated financial statements included herein were prepared in accordance with generally accepted accounting principles, during the third quarter of fiscal 2006, we are implementing enhanced procedures and controls which include an emphasis on the evaluation of revenue recognition for our license arrangements with non-standard terms and conditions. We continue to monitor and assess our remediation activities to ensure that the material weakness discussed above is remediated as soon as practicable.

Acacia Technologies Group Financial Results
(A Division of Acacia Research Corporation)

For the Three Months Ended June 30, 2006 and 2005

Second quarter 2006 license fee revenues recognized by the Acacia Technologies group were $14,371,000, versus $2,682,000 in the comparable 2005 period. Second quarter 2006 revenues included license fees from 27 new licensing agreements covering 9 of our technology licensing programs, including initial license fees for our Dynamic Manufacturing Modeling technology and Product Activation technology portfolios. Second quarter 2006 license fee revenues also included fees from the licensing of our DMT® technology, Audio/Video Enhancement and Synchronization technology, Image Resolution Enhancement technology, Interstitial Internet Advertising technology, Laptop Connectivity technology, Multi-Dimensional Bar Code technology, and Resource Scheduling technology. To date, the Acacia Technologies group has generated revenues from 18 of its technology licensing programs.

The Acacia Technologies group reported second quarter 2006 division net income of $1,191,000 versus a net loss of $1,760,000 in the comparable 2005 period.

Included in second quarter 2006 divisional results are non-cash stock compensation charges and non-cash patent amortization charges totaling $2,215,000. Second quarter 2006 non-cash stock compensation charges were $889,000, versus $0 in the comparable 2005 period. The increase reflects the adoption of SFAS No. 123(R), effective January 1, 2006, which requires public companies to measure all employee stock-based compensation awards using a fair-value method and record such expense in their financial statements, as described earlier. Second quarter 2006 operating expense also included a non-cash impairment charge of $297,000 related to the write-off of certain patent related assets during the quarter.

Second quarter 2006 marketing, general and administrative expenses increased to $3,441,000 (including non-cash stock compensation charges of $889,000 related to the adoption of SFAS No. 123(R), as described earlier) from $1,759,000 in the comparable 2005 period. Excluding the impact of the adoption of SFAS No. 123(R), the increase was due primarily to the addition of licensing, business development and engineering personnel, an increase in the Acacia Technologies group’s patent related research and consulting expenses related to new and ongoing licensing programs, and an increase in corporate, general and administrative costs related to the Acacia Technologies group’s ongoing operations.

Operating expenses for the second quarter of 2006 and 2005 include inventor royalty expenses of $3,998,000 and $528,000, respectively, and contingent legal fees expenses of $3,849,000 and $592,000, respectively. The majority of the Acacia Technologies group’s patent and patent rights agreements are subject to agreements with inventors that contain provisions granting to the original patent owners the right to receive inventor royalties based on future net revenues, as defined in the respective agreements and are also subject to contingent legal fee arrangements with external law firms engaged on a contingent fee basis. As such, inventor royalties and contingent legal fees expenses fluctuate in accordance with the timing and amount of related revenues recognized by the Acacia Technologies group from these patent portfolios.

Second quarter 2006 patent-related legal expenses were $593,000 versus $536,000 in the comparable 2005 period. Patent-related legal expenses included patent-related prosecution and enforcement costs incurred by outside patent attorneys engaged on an hourly basis and the out-of-pocket expenses incurred by law firms engaged on a contingent fee basis. Patent-related legal expenses fluctuate from period to period based on patent enforcement and prosecution activity associated with ongoing licensing and enforcement programs and the timing of the commencement of new licensing and enforcement programs in each period.

Financial Condition

Total assets for the Acacia Technologies group were $67,289,000 as of June 30, 2006 compared to $68,893,000 as of December 31, 2005. Cash and cash equivalents and short-term investments totaled $40,715,000 as of June 30, 2006 compared to $38,960,000 as of December 31, 2005.

CombiMatrix Group Financial Results
(A Division of Acacia Research Corporation)

For the Three Months Ended June 30, 2006 and 2005

Revenues for the second quarter of 2006 were $1,792,000 versus $1,857,000 in the comparable 2005 period. Second quarter 2006 revenues were comprised of $574,000 in government contact revenues and $1,218,000 in CustomArrayTM product, equipment and service revenues, including $71,000 of array revenue from our diagnostics subsidiary, CombiMatrix Molecular Diagnostics. Second quarter 2005 revenues were comprised of $1,281,000 of government contract revenues and $576,000 of CustomArrayTM product and service revenues.

The second quarter 2006 division net loss was $3,442,000 versus $3,657,000 in the comparable 2005 period. The second quarter 2006 results included non-cash stock compensation, patent amortization and depreciation charges totaling $971,000 versus $541,000 in the comparable 2005 period. The increase in non-cash charges primarily reflects the adoption of SFAS No. 123(R), effective January 1, 2006, which requires public companies to measure all employee stock-based compensation awards using a fair-value method and record such expense in their consolidated financial statements, as discussed earlier. Second quarter non-cash stock compensation charges included in research and development expense and marketing, general and administrative expense totaled $193,000 and $280,000, respectively. The second quarter 2006 results also included a non-cash gain of $1,490,000 related to the adjustment of the CombiMatrix group’s long-term warrant liability to fair value as of June 30, 2006.

Second quarter 2006 government contract costs totaled $542,000 versus $1,209,000 in the comparable 2005 period. The decrease was due to an anomalously high level of activity under our biological threat detection contract with the Department of Defense during the second quarter of 2005. Second quarter 2006 internal research and development expenses were $2,182,000 (including non-cash stock compensation charges of $193,000) versus $1,415,000 in the comparable 2005 period. During the second quarter of 2006 and 2005, the CombiMatrix group continued internal research and development efforts to improve and expand the CombiMatrix group’s technology and product offerings. The increase in internal research and development expenses was due primarily to the impact of the CombiMatrix group’s wholly owned subsidiary, CombiMatrix Molecular Diagnostics, which was formed and began research and development activities in the second quarter of 2005.

Second quarter 2006 marketing, general and administrative expenses increased to $3,229,000 (including non-cash stock compensation charges of $280,000) from $2,517,000 in the comparable 2005 period. Excluding the impact of the adoption of SFAS No. 123(R), the increase was due primarily to an increase in general and administrative expenses incurred by CombiMatrix Molecular Diagnostics and an increase in other general and administrative expenses related to ongoing operations.

Financial Condition

Total assets for the CombiMatrix group were $41,396,000 as of June 30, 2006 compared to $52,541,000 as of December 31, 2005. Cash and cash equivalents and short-term investments totaled $9,976,000 as of June 30, 2006 compared to $20,213,000 as of December 31, 2005.

In June 2006, Acacia Research Corporation executed a standby equity distribution agreement for up to $50 million in common stock equity financing from Cornell Capital Partners, LP (“Cornell”) for the CombiMatrix group. Subject to the terms and conditions of the agreement between Acacia Research Corporation and Cornell, over the next 24 months, Acacia may sell up to 13,368,674 registered shares of its AR-CombiMatrix common stock at its discretion to Cornell less a 2.5% discount from the market price and associated fees ranging from 4-5%. The shares of common stock are being offered pursuant to an effective registration statement filed with the SEC on April 25, 2006. A fee was paid to Cornell in the amount of $550,000, upon closing of the agreement.

Business Highlights and Recent Developments

Business highlights of the second quarter and recent developments include:

Acacia Technologies group:

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Certain of the Acacia Technologies group’s wholly owned subsidiaries entered into license agreements with companies covering patents that apply to our Audio/Video Enhancement and Synchronization, and Image Resolution Enhancement technologies as follows:

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IP Innovation, LLC entered into a license and settlement agreement with Koninklijke Philips Electronics, N.V. The agreement resolves a patent infringement lawsuit which was pending in the United States District Court for the Northern District of Illinois Eastern Division.

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IP Innovation, LLC and AV Technologies, LLC entered into a license agreement with D & M Holdings, Inc. for certain electronics products, including televisions, projectors and DVD players, sold by Boston Acoustics, Inc., Denon Electronics (USA) LLC, Digital Networks North America, and Marantz America, Inc.

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In July 2006, Acacia Technologies announced that New Medium Technologies, LLC, IP Innovation, LLC and AV Technologies, LLC entered into a license and settlement agreement with Sanyo Electric Co., Ltd. The agreement resolves a patent infringement lawsuit which was pending in the United States District Court for the Northern District of Illinois Eastern Division.

The Audio/Video Enhancement and Synchronization technologies generally relate to the use of a noise reduction filtering system for digital video compression, and for video and audio signals received by digital radios and video displays. Other aspects of the technologies apply to the synchronization of audio/video signals. The Image Resolution Enhancement technology generally relates to the modification of a video or printed display to improve the perceived image quality beyond the basic pixel resolution of the display.

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InternetAd Systems, LLC, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into license agreements with the following companies covering a patent that applies to interstitial Internet advertising:

•	Stephens Media Group and the Greenspun Media Group, owners and operators of travel and destination websites.
•	MN Airlines, LLC D/B/A Sun Country Airlines and ATA Airlines, Inc.
•	Midwest Airlines, Inc. The agreement resolves a patent infringement lawsuit that was pending in the District Court for the Northern District of Texas.
•	aQuantive, Inc., a digital media marketing company that operates websites including singaporeairlines.com.

The interstitial Internet advertising technology generally relates to the display of certain advertising, informational, and branding messages that appear between or outside the web pages when the user is conducting a search.

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VData, LLC, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into license agreements with the following companies covering a portfolio of patents that apply to certain multi-dimensional bar codes:

•	Stamps.com. The license to Stamps.com resolves a patent infringement lawsuit against Stamps.com, which was pending in the District Court for the District of Minnesota.
•	U.S. Bank National Association. This resolves an action filed in the United States District Court for the District of Minnesota.
•	Extremetix, Inc., one of the leaders in providing online, print-your-own ticketing for entertainment, concert, and sporting events.
•	Intel Corporation

The multi-dimensional bar code technology generally relates to encoding and reading a data matrix consisting of an array of data cells with a border. The data matrix can contain a variety, amount, and depth of information that would not fit onto an ordinary bar code. This patented technology can have many applications in the manufacturing, distribution, accounting, and security industries such as tracking the movement of products, collection of data, improved production capabilities, and anti-counterfeiting.

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Computer Docking Station Corporation, a wholly owned subsidiary that is part of its Acacia Technologies group, entered into license agreements with the following companies covering patents that relate to laptop connectivity technology.

•	International Business Machines Corporation
•	Lenovo Group, Ltd.
•	In July 2006, Acacia Technologies announced that Computer Docking Station Corporation entered into a license agreement with Hewlett-Packard Company.

The patented technology is used to connect a laptop or other portable computer to multiple external devices such as a keyboard, monitor, printer, or mouse, through a single connector from the portable computer to the docking station. The use of a single connector for multiple devices makes it easier to remove the portable computer from the devices when it is used remotely, and to reconnect the portable computer to the devices when it is returned to the docking station.

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Product Activation Corporation subsidiary, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into a license agreement with Mathsoft Engineering and Education, Inc. covering patents that relate to the use of product activation technology.

The patented technology generally relates to accessing data through the submission of a product identification and computer specific information to a remote station. The remote station sends an encrypted key that is stored on the computer and provides access to the data. This technology can be used by software and other products to help deter the distribution of illegal copies. Other aspects of the technologies generally relate to accessing clear data, and encrypted data via an identification label. Once decrypted, the clear and decrypted data are combined to activate software programs, and other files.

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Resource Scheduling Corporation, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into license agreements with the following companies, covering a patent that applies to systems for scheduling and managing resources.

•	Siemens Medical Solutions USA, Inc. and Siemens Medical Solutions Health Services Corporation. The agreement with Siemens Medical Solutions resolved a patent infringement lawsuit which was pending.
•	Global Shop Solutions
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API software, Inc., a leading provider of time and attendance, staffing/scheduling, payroll, human resource, productivity management, education tracking and access control software for healthcare organizations.

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RES-Q Healthcare Systems, Inc., a leading provider of labor management and employee scheduling software for the healthcare industry. The agreement with RES-Q Healthcare Systems resolves a patent infringement lawsuit that was pending in the District Court for the Eastern District of Texas.

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Picis, Inc., a provider of information systems that are installed in over 900 medical center and hospital networks. The agreement with Picis resolves a patent infringement lawsuit that was pending in the District Court for the Eastern District of Texas.

•	Madrigal Soft Tools, Inc., a provider of scheduling software products.
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Cerner Corporation, a leading supplier of healthcare information technology solutions. The agreement with Cerner resolves a patent infringement lawsuit that was pending in the District Court for the Eastern District of Texas.

•	McKesson Corporation. The agreement with McKesson resolves a patent infringement lawsuit that was pending in the District Court for the Eastern District of Texas.
•	In July 2006, Acacia Technologies announced that Resource Scheduling Corporation entered into a license agreement with General Electric Company, acting through its GE Healthcare business.

The Resource Scheduling technology generally relates to methods and software application tools for scheduling and managing resources used in manufacturing facilities, hospital facilities, fleet delivery organizations, and other resource-dependent markets. These resource scheduling tools are often integrated as part of an Enterprise Resource Planning (ERP) solution used to manage a company’s complete operations.

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Information Technology Innovation LLC, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into a license with Brooks Automation, Inc., covering a portfolio of patents that apply to Dynamic Manufacturing Modeling technology. The license resolves two lawsuits, with respect to Brooks’ products, that were pending in the District Court for the Northern District of Illinois involving Intel Corporation, Motorola, Inc, and Freescale Semiconductor, Inc.

This patented technology generally relates to a modeling and control process used to decrease costs and increase production for factory operations. Such simulation modeling can include a variety of parameters such as products, fabrication sequences, collections of job sets, scheduling rules, and machine reliability standards. This technology can be used for exacting manufacturing processes such as semiconductor fabrication.

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Acacia Media Technologies Corporation, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into a license agreement with Eastman Chemical Company for certain uses of its Digital Media Transmission (“DMT®”) technology. Acacia Media Technologies Corporation has now entered into 318 license agreements for its DMT technology with companies that provide online entertainment, movies, music, news, and sports, e-learning, cable television services, hotel on-demand television services, and corporate advertising and promotion.

•	Acacia Patent Acquisition Corporation, a wholly owned subsidiary that is part of the Acacia Technologies group, continued its patent and patent rights acquisition activities as follows:

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In May 2006, acquired rights to patents relating to two-way mobile communication and control devices for data and voice communication networks. The patented technology generally relates to mobile communication devices that are capable of accessing and/or controlling other devices on a network to receive, transmit, relay and/or process voice and data across the network.

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In May 2006, acquired a patent relating to portable audio recording and playback devices from ESPRO Information Technologies, Ltd., www.espro.com, a provider of electronic audio guiding and interpretation systems. The patented technology relates to products such as certain MP3 players and cell phones using solid state memory that can download compressed audio and record analog audio.

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In June 2006, acquired rights to a patent relating to improving the performance and user experience of video conferencing technologies. The patent generally relates to technology for automatically tracking and centering the images of videoconference participants. This technology allows webcams and other digital cameras to automatically optimize and align a videoconference participant’s image in each of the other conference participants’ displays. The Video Tracking technology improves desktop videoconferencing and video mail performance.

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In June 2006, acquired rights to a patent relating to software license management technology. The patent generally relates to technology for monitoring and tracking the use of software applications across a network.  This technology can be used to provide a system for managing software license compliance in an enterprise environment as well as metering actual usage levels in a Software-as-a-Service (SaaS) environment.

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In June 2006, acquired patents relating to the rapidly growing field of telematics. Telematics refers to systems used in vehicles that combine wireless communication with GPS tracking and can be used in vehicle navigation systems and mobile fleet management. The patents generally relate to technology for displaying mobile vehicle information on a map. This technology can be used in navigation and fleet management systems that combine wireless communication with GPS tracking and map displays.

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Since the last report to stockholders on April 20, 2006, companies that are part of the Acacia Technologies group dismissed lawsuits against 26 companies in connection with our Audio Video Enhancement and Synchronization, Laptop Connectivity, Digital Media Transmission, Dynamic Manufacturing Modeling, User Activated Internet Advertising, Multi-Dimensional Barcode, and Resource Scheduling technologies. In addition, we became involved in lawsuits with 11 companies in connection with our User Activated Internet Advertising, Computer Device Performance and Resource Scheduling technologies. We currently have 25 ongoing lawsuits involving 93 companies.

CombiMatrix group:

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In April 2006, the CombiMatrix group announced that its subsidiary, CombiMatrix Molecular Diagnostics (“CMDX”), had established a new facility in the world-class MaRS Discovery District in downtown Toronto.

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In April 2006, the CombiMatrix group announced that a paper describing its Influenza Surveillance technology had been published in the April edition of the Journal of Clinical Microbiology. The paper is titled "Use of Semiconductor-Based Oligonucleotide Microarrays for Influenza A Virus Subtype Identification and Sequencing." This research was conducted in collaboration with the U.S. Air Force Institute of Operational Health and the group of Dr. Richard J. Webby at the Infectious Diseases department of St. Jude Children’s Research Hospital, chaired by Dr. Robert G. Webster.

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In April 2006, the CombiMatrix group, in collaboration with Texas A&M University, was awarded a National Academies Keck Futures Initiative grant (NAKFI). The grant will fund a novel method to increase the speed of hybridization in DNA microarray applications. The co-Principal Investigators will be Dr. Robin Liu of CombiMatrix Corporation and Prof. Victor Ugaz of Texas A&M University. This award will enable the two collaborators to begin initial studies to obtain data that will serve as the cornerstone for additional funding.

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In April 2006, CMDX was awarded an accreditation by the Commission on Laboratory Accreditation of the College of American Pathologists (“CAP”), based on the results of a recent inspection of their laboratory in Irvine, California.

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In April 2006, CMDX begun shipment of its first diagnostic microarray product. This product, developed in conjunction with Array Genomics of France, was designed to detect genomic copy number variations associated with constitutional chromosome imbalances as well as with those associated with over 40 defined genetic diseases and syndromes.

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In April 2006, the CombiMatrix group received notification of a new $1.9 million award from the Army Research Office. The contract will fund development of new products and capabilities for fielding CombiMatrix technologies. The objective of the contract is to develop a self-contained, fully integrated, automatic, and disposable device for detection of a wide variety of microorganisms within one hour.

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In April 2006, the CombiMatrix group, in collaboration with INBIO of Australia, formed a marketing and sales division in Europe for CombiMatrix CustomArray™ products. The entity, "CombiMatrix Europe GmbH," is based in Freiburg, Germany.

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In April 2006, the CombiMatrix group executed a distribution and manufacturing agreement with Prisma Biotech Corporation. In this relationship, Prisma will promote and sell CombiMatrix products in Taiwan, China, and various other countries and, using CombiMatrix CustomArray™ Synthesizers in the region, has the ability to synthesize content onto CombiMatrix CustomArrays and to sell those arrays to end users.

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In May 2006, the CombiMatrix group announced it will collaborate with the Washington Animal Disease Diagnostic Laboratory (WADDL) on influenza testing. A broad interagency effort is being undertaken to monitor the Pacific Flyway, to determine if the seasonal migration of birds will bring the highly pathogenic Eurasian strain of Avian Influenza (AI: H5N1) into North America and the United States. This effort is being coordinated by the US Department of Agriculture, Department of the Interior, and the Department of Health and Human Services in collaboration with State regulatory agencies.

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In May 2006, the CombiMatrix group launched the next-generation CustomArray and CustomArray Synthesizer, providing researchers with the ability to fabricate the new CustomArray 90K. This high-density, customizable, re-usable microarray has over 94,000 unique DNA probes. The CustomArray 90K enables CombiMatrix to completely serve the entire research market with whole-genome gene expression, SNP genotyping, comparative genomic hybridization (CGH), tiling, ChIP-on-chip, and resequencing.

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In May 2006, the CombiMatrix group launched an updated version of its Influenza A array incorporating new sequences that had recently become available. CombiMatrix’s Influenza A Typing Microarray is a component of the company’s Electrochemical Influenza Surveillance System. This system is being evaluated under the U.S. National Early Detection System for Avian Influenza, directed by the U.S. Department of Agriculture, Department of the Interior, and the Department of Health and Human Services in collaboration with State regulatory agencies.

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In May 2006, the CombiMatrix group executed a collaboration with EAI Corporation, a subsidiary of Science Applications International Corporation, for field deployment of CombiMatrix's influenza-screening technology for the identification of all versions of influenza A, including the highly pathogenic Eurasian (H5:N1) strain. Funding for this program will be provided by the Center for Innovative Technology/Institute for Defense and Homeland Security through its Partnership Intermediary Agreement with the Department of Defense. Additional partners in this project include the San Francisco Bay Estuary Field Station of the US Geological Survey/Western Ecological Research Center and the Prince William Sound Science Center of Cordova, Alaska.

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In May 2006, the CombiMatrix group began offering its Human 90K™ CatalogArrayTM. Powered by the Company's proprietary CustomArray Platform, the new Human 90K CatalogArray can interrogate 39,882 RNA transcripts, offering researchers the most up-to-date human array.

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In May 2006, the CombiMatrix group executed a subcontract with Northrop Grumman (NYSE: NOC) to develop technology and components for the Handheld Isothermal Silver Standard Sensor (“HISSS”) program. The Special Project Office of the Defense Advanced Research Projects Agency funds the HISSS program. The goal of the HISSS program is to develop a handheld sensor that is capable of identifying biological weapon threats across the entire threat spectrum including bacteria, viruses and toxins.

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In May 2006, CMDX named renowned genomics expert Stephen W. Scherer, Ph.D. to its scientific advisory board. Dr. Scherer is a Senior Scientist in Genetics and Genomic Biology at The Hospital for Sick Children and Associate Professor of Medicine at the University of Toronto.

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In June 2006, the CombiMatrix group executed a manufacturing and distribution agreement with Macrogen, Inc. (KOSDAQ: 038290.KQ). The agreement establishes Macrogen as a key distributor of the CombiMatrix group and enables Macrogen, through use of CustomArray Synthesizers that it has purchased, to synthesize content onto CustomArrays for distribution in Korea and to offer CustomArray-based services.

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In June 2006, CMDX announced plans to commercially launch its first molecular diagnostic service offering in August, 2006. This first product offering, which is already being sold in Europe through CMDX’ distributor Array Genomics, is in the final phases of internal human/clinical validation prior to U.S. launch. This service utilizes CMDX’ Constitutional Genetic Array Test (CGAT), which can genetically identify over 50 common genetic disorders in one test.

A conference call is scheduled for today. The Acacia Technologies Group presentation and Q&A will start at 1:15 p.m. Pacific Time (4:15 p.m. Eastern). The CombiMatrix Group presentation and Q&A session will start at 2:00 p.m. Pacific Time (5:00 p.m. Eastern).

To listen to the presentation by phone, dial (866) 558-6338 for domestic callers and (213) 785-2437 for international callers, both of whom will need to provide the operator with the confirmation code 8240145. A replay of the audio presentation will be available for 30 days at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, both of whom will need to enter the code 8240145 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation comprises two operating groups, Acacia Technologies group and CombiMatrix group.

The Acacia Technologies group develops, acquires, and licenses patented technologies.  Acacia controls 46 patent portfolios covering technologies used in a wide variety of industries including audio/video enhancement & synchronization, broadcast data retrieval, computer memory cache coherency, credit card fraud protection, database management, data encryption & product activation, digital media transmission (DMT®), digital video production, dynamic manufacturing modeling, enhanced Internet navigation, hearing aid ECS, image resolution enhancement, interactive data sharing, interactive television, laptop docking station connectivity, microprocessor enhancement, multi-dimensional bar codes, network data storage, resource scheduling, rotational video imaging, spreadsheet automation, user activated Internet advertising and web conferencing & collaboration software.

The CombiMatrix group is developing a platform technology to rapidly produce customizable arrays, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins.  The CombiMatrix's group's technology has a wide range of potential applications in the areas of genomics, proteomics, biosensors, drug discovery, drug development, diagnostics, combinatorial chemistry, material sciences and nanotechnology.

Acacia Research-Acacia Technologies (Nasdaq: ACTG) and Acacia Research-CombiMatrix (Nasdaq: CBMX) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.

Information about the Acacia Technologies group and the CombiMatrix group is available at www.acaciaresearch.com.

 Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONSOLIDATED BALANCE SHEET INFORMATION

	June 30,	December 31,
	2006	2005

Total Assets	$108,685	$121,434
Total Liabilities	$10,221	$14,090
Minority Interests	$-	$447
Total Stockholders’ Equity	$98,464	$106,897

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Revenues:
License fees	$14,371	$2,682	$19,088	$4,545
Government contract	574	1,281	838	2,012
Products	1,158	567	2,082	845
Service contracts	60	9	117	69

Total revenues	16,163	4,539	22,125	7,471

Operating expenses:
Cost of government contract revenues	542	1,209	792	1,900
Cost of product sales	340	190	561	353
Research and development expenses (including non-cash
stock compensation expense of $193 and $486 for the three and six months ended June 30, 2006)	2,182	1,415	4,561	2,555
Marketing, general and administrative expenses (including non-cash stock compensation expense of $1,169 and $2,619 for the three and six months ended
June 30, 2006 and $15 and ($111) for the three and six months ended June 30, 2005)	6,670	4,276	14,169	8,039
Legal expenses - patents	593	536	959	1,097
Inventor royalties and contingent legal fees expense - patents	7,847	1,120	10,118	1,767
Goodwill impairment charge	-	63	-	102
Amortization of patents	1,600	1,610	3,217	2,800
Patent impairment charge	297	-	297	-
Legal settlement credits	-	(16)	-	(195)
Loss from equity investments	294	-	533	-

Total operating expenses	20,365	10,403	35,207	18,418

Operating loss	(4,202)	(5,864)	(13,082)	(10,947)

Total other income (expense)	2,021	383	737	656

Loss from continuing operations before income taxes	(2,181)	(5,481)	(12,345)	(10,291)

(Provision) benefit for income taxes	(70)	64	(4)	134

Loss from continuing operations	(2,251)	(5,417)	(12,349)	(10,157)

Discontinued operations:

Estimated loss on disposal of discontinued operations	-	-	-	(210)

Net loss	$(2,251)	$(5,417)	$(12,349)	$(10,367)

Earnings (loss) per common share:
Attributable to the Acacia Technologies group:
Income (loss) from continuing operations	$1,191	$(1,760)	$(1,218)	$(3,424)
Basic and diluted income (loss) per share	0.04	(0.06)	(0.04)	(0.13)
Loss from discontinued operations	$-	$-	$-	$(210)
Basic and diluted loss per share	-	-	-	(0.01)
Net income (loss)	$1,191	$(1,760)	$(1,218)	$(3,634)
Basic and diluted income (loss) per share	0.04	(0.06)	(0.04)	(0.14)

Attributable to the CombiMatrix group:
Net loss	$(3,442)	$(3,657)	$(11,131)	$(6,733)
Basic and diluted loss per share	(0.09)	(0.12)	(0.29)	(0.22)

Weighted average shares:
Acacia Research - Acacia Technologies stock:
Basic	27,507,024	27,271,416	27,454,066	25,922,412
Diluted	30,324,732	27,271,416	27,454,066	25,922,412
Acacia Research - CombiMatrix stock:
Basic and diluted	39,018,844	31,200,984	39,005,696	31,200,742

ACACIA TECHNOLOGIES GROUP
(A Division of Acacia Research Corporation)
SUMMARY FINANCIAL INFORMATION
(In thousands)
(Unaudited)

GROUP BALANCE SHEET INFORMATION

	June 30,	December 31,
	2006	2005

Total Assets	$67,289	$68,893
Total Liabilities	$4,539	$6,647
Minority Interests	$-	$443
Total Stockholders’ Equity	$62,750	$61,803

GROUP STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Revenues:
License fees	$14,371	$2,682	$19,088	$4,545

Total revenues	14,371	2,682	19,088	4,545

Operating expenses:
Marketing, general and administrative expenses (including
non-cash stock compensation expense of $889 and $1,937 for the three and six months ended June 30, 2006)	3,441	1,759	6,978	3,369
Legal expenses - patents	593	536	959	1,097
Inventor royalties and contingent legal fees expense - patents	7,847	1,120	10,118	1,767
Amortization of patents	1,326	1,336	2,669	2,252
Patent impairment charge	297	-	297	-

Total operating expenses	13,504	4,751	21,021	8,485

Operating income (loss)	867	(2,069)	(1,933)	(3,940)

Total other income	394	279	753	450

Income (loss) from continuing operations before income taxes	1,261	(1,790)	(1,180)	(3,490)

(Provision) benefit for income taxes	(70)	30	(38)	66

Income (loss) from continuing operations	1,191	(1,760)	(1,218)	(3,424)

Discontinued operations:

Estimated loss on disposal of discontinued operations	-	-	-	(210)

Division net income (loss)	$1,191	$(1,760)	$(1,218)	$(3,634)

COMBIMATRIX GROUP
(A Division of Acacia Research Corporation)
SUMMARY FINANCIAL INFORMATION
(In thousands)
(Unaudited)

GROUP BALANCE SHEET INFORMATION

	June 30,	December 31,
	2006	2005

Total Assets	$41,396	$52,541
Total Liabilities	$5,682	$7,443
Minority Interests	$-	$4
Total Stockholders’ Equity	$35,714	$45,094

GROUP STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Revenues:
Government contract	$574	$1,281	$838	$2,012
Products	1,158	567	2,082	845
Service contracts	60	9	117	69

Total revenues	1,792	1,857	3,037	2,926

Operating expenses:
Cost of government contract revenues	542	1,209	792	1,900
Cost of product sales	340	190	561	353
Research and development expenses (including non-cash
stock compensation expense of $193 and $486 for the three and six months ended June 30, 2006)	2,182	1,415	4,561	2,555
Marketing, general and administrative expenses (including
non-cash stock compensation expense of $280 and $682 for the three and six months ended June 30, 2006 and $15 and ($111) for the three and six months ended June 30, 2005)	3,229	2,517	7,191	4,670
Goodwill impairment charge	-	63	-	102
Amortization of patents	274	274	548	548
Legal settlement credits	-	(16)	-	(195)
Loss from equity investments	294	-	533	-

Total operating expenses	6,861	5,652	14,186	9,933

Operating loss	(5,069)	(3,795)	(11,149)	(7,007)

Total other income (expense)	1,627	104	(16)	206

Loss from operations before income taxes	(3,442)	(3,691)	(11,165)	(6,801)

Benefit for income taxes	-	34	34	68

Division net loss	$(3,442)	$(3,657)	$(11,131)	$(6,733)